Exhibit 99.4c

Section 1.	DATA PAGE	CONTRACT NUMBER: [123456789]

1.01	GENERAL INFORMATION

	Owner(s)	Contract Issue Date
	[John Doe]	[June 1, 2018]

	Annuitant(s)	Annuitant(s) Issue Age(s)
	[John Doe]	[35]

Endorsements/Riders Attached:
[IRA Endorsement]
[Return of Purchase Payment Death Benefit Endorsement]

1.02	PURCHASE PAYMENT INFORMATION

	Initial Purchase Payment Information:	[$5,000.00]
	Holding Account:	[$2,500.00]
	Variable Subaccounts:	[$2,500.00]

[NOTE: The amount in the Holding Account, will be transferred to the Risk Control Account(s) [as of the Initial Risk Control Account Start Date and] according to the Risk Control Account Allocation percentages shown in Section 1.04.]

Additional Purchase Payment Information:
	Minimum Additional Purchase Payment:	$[50]
	Maximum Cumulative Purchase Payment Amount (Without Prior Approval):	$[999,999]

NOTE: We reserve the right to refuse additional Purchase Payments, as described in Section 6.01. We reserve the right to waive the Minimum Additional Purchase Payment requirement on a non-discriminatory basis.

1.03	ALLOCATION INFORMATION

Allocation Levels on Contract Issue Date:

“Level C” Contract Allocation %	“Level V” Variable Subaccount Allocation %	“Level I” Index Allocation %	“Level R” Risk Control Account Allocation %
[50]% Variable Subaccount Option	See Section 1.05.	N/A	N/A
[50]% Risk Control Account Option	N/A	[50]% [S&P 500 Index]	[See Section 1.04.]
	N/A	[50]% [MSCI EAFE Index]	[See Section 1.04.]

NOTE: See Section 6.02 for additional details regarding Allocation Levels.

2018-VADP

Section 1.	DATA PAGE continued

1.04	RISK CONTROL ACCOUNTS

Risk Control Account Dates:
	Risk Control Account Start Date(s) Offered:	[10th or 25th of each month]
	Multiple Source Waiting Period:	[June 1, 2018 through December 1, 2018]
	Initial Risk Control Account Start Date:	[June 10, 2018]
	Initial Risk Control Account Maturity Date:	[June 10, 2024]
	Bailout Rate:	[1.5]% [Secure Account]
[2.0]% [Growth Account]

[S&P 500 Index]
[S&P 500] Risk Control Account Name	Index Rate Floor*	Initial Index Rate Cap*^	Risk Control Account Period	Risk Control Account Allocation %
[Secure Account]	[0]%	[7]%	[6 Years]	[50]%
[Growth Account]	[-10]%	[17]%	[6 Years]	[50]%

[Applicable S&P Index Disclosure Wording will print here, if required.]

[MSCI EAFE Index]
[MSCI EAFE] Risk Control Account Name	Index Rate Floor*	Initial Index Rate Cap*^	Risk Control Account Period	Risk Control Account Allocation %
[Secure Account]	[0]%	[7]%	[6 Years]	[50]%
[Growth Account]	[-10]%	[17]%	[6 Years]	[50]%

[Applicable MSCI EAFE Index Disclosure Wording will print here, if required.]

*	The Contract Fee shown in Section 1.06 is deducted as part of the Accumulation Credit Factor calculation, as described in Section 10.04. Therefore, your actual rate of return (determined by comparing your beginning Risk Control Account Value to your ending Risk Control Account Value for a given Risk Control Account Year) could be less than the Index Rate Floor and Index Rate Cap shown above.

^	[See Section 6.05 for additional information.]

Market Value Adjustment Indices:
Market Value Adjustment Index 1: [Constant Maturity Treasury]
Market Value Adjustment Index 2: [Bank of America/Merrill Lynch Index for Corporates][*]

[* Applicable Bank of America/Merrill Lynch Index Disclosure Wording will print here, if required.]

Section 1.	DATA PAGE continued

1.05   VARIABLE SUBACCOUNTS

Variable Subaccount
Variable Subaccount Name	Allocation %
[Goldman Sachs VIT Govt MMkt Instl	[25]	%
American Funds IS® Asset Allocation I	[25]	%
BlackRock Global Allocation V.I. I	[25]	%
PIMCO VIT All Asset Inst	[25]	%
TOPS® Conservative ETF I	[0]	%
TOPS® Balanced ETF I	[0]	%
TOPS® Moderate Growth ETF I	[0]	%
TOPS® Growth ETF I	[0]	%
TOPS® Aggressive Growth ETF I	[0]	%
American Funds IS® Bond I	[0]	%
American Funds IS® High-Income Bond I	[0]	%
Columbia VP Emerging Markets Bond I	[0]	%
Dreyfus VIF Quality Bond Init	[0]	%
Goldman Sachs VIT Core Fixed Income Inst	[0]	%
MFS® VIT Total Return Bond Initial	[0]	%
PIMCO VIT Real Return Instl	[0]	%
Putnam VT High Yield IA	[0]	%
Templeton Global Bond VIP I	[0]	%
Vanguard VIF High Yield Bond	[0]	%
Vanguard VIF Total Bond Mkt Idx	[0]	%
American Funds IS® Growth I	[0]	%
DFA VA US Large Value	[0]	%
DFA VA US Targeted Value	[0]	%
Invesco VI Small Cap Equity I	[0]	%
MFS® VIT III Blended Research Sm Cp Init	[0]	%
MFS® VIT Value Init	[0]	%
Morgan Stanley VIF Growth I	[0]	%
T. Rowe Price Blue Chip Growth Port	[0]	%
Vanguard VIF Capital Growth	[0]	%
Vanguard VIF Diversified Val	[0]	%
Vanguard VIF Equity Index	[0]	%
Vanguard VIF Mid-Cap Index	[0]	%
Vanguard VIF Small Co Gr	[0]	%
Vanguard VIF Total Stock Mkt Idx	[0]	%
American Funds IS® International I	[0]	%
DFA VA International Small	[0]	%
DFA VA International Value	[0]	%
Lazard Retirement Emerging Markets Eq In	[0]	%
Morgan Stanley VIF Global Infras I	[0]	%
Oppenheimer International Gr VA Non-Svc	[0]	%
Templeton Foreign VIP I	[0]	%
Vanguard VIF International	[0]	%
Invesco VI Global Real Estate I	[0]	%
MFS® VIT Utilities Series Initial	[0]	%
PIMCO CommodityRealReturn® Strat Instl	[0]	%
Vanguard VIF Real Estate Index]	[0]	%

[NOTE: Allocation instructions at this level are required even if no purchase payments are allocated to a Variable Subaccount(s) on the Contract Issue Date. See Sections 6.05, 6.07 and 7.04 for a description of the situations in which these allocation instructions may apply.]

Section 1.	DATA PAGE continued

1.06	FEES AND CHARGES

Fees and Charges:
	Contract Fee:	[1.50]% per year (Deducted as part of the Accumulation Credit Factor and Accumulation Unit Value calculations, as described in Sections 10.04 and 10.06).

	Maximum Transfer Fee:	$[25] per transfer after first 12 transfers in a Contract Year.

NOTE: We reserve the right to reduce or waive these charges. Any reduction or waiver will be administered in a non-discriminatory manner. We reserve the right to impose or collect any other fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law.

Surrender Charge Schedule:

[Number of Years Since Purchase Payment Credited	Surrender Charge %
Less than 1	9%
At least 1 but less than 2	9%
At least 2 but less than 3	8%
At least 3 but less than 4	7%
At least 4 but less than 5	6%
At least 5 but less than 6	5%]
[6] or more	0%

1.07	WITHDRAWALS

Partial Withdrawal Information:
Minimum Partial Withdrawal Amount: $[100]
Minimum Surrender Value Remaining After Any Partial Withdrawal: $[2,000]

NOTE: If a partial withdrawal would cause the Surrender Value to be less than the minimum shown above, we will treat your request as a full surrender.

1.08	PAYOUT DATE INFORMATION

	Anticipated Payout Date	Anticipated Income Option
	[06/01/2078]	[Monthly Payments - Life Income Option with a 10-Year Guaranteed Period Certain]
Life Income Rate Type
[Based on Gender]